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                                                                   EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANT

The Board of Directors and Stockholders of
Guilford Pharmaceuticals Inc.:

We consent to incorporation by reference in the registration statements (No. 33-90828, No. 333-17833, and No. 333-72319) on Form S-8 and registration statement No. 333-35415 on Form S-3 of Guilford Pharmaceuticals Inc. of our report dated February 12, 1999, relating to the consolidated balance sheets of Guilford Pharmaceuticals Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, and the related consolidated financial statement schedule, which report appears in the December 31, 1998 annual report on Form 10-K of Guilford Pharmaceuticals Inc.

                                                      /S/  KPMG LLP

Philadelphia, Pennsylvania
March 26, 1999